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                                                                  Exhibit 10.7


                               AAP HOLDINGS, INC.
                              Caxton Building #880
                                 812 Huron Road
                           Cleveland, Ohio 44115-1126


December 18, 1996

Mr. Frank Amedia, President
Forte Computer Easy, Inc.
1350 Albert Street
Youngstown, OH 44505

Re:  Forte/AAP: Acquisition Services Agreement

Dear Frank:

The purpose of this letter is to set forth our understanding and agreement relating to the fees to be paid by Forte Computer Easy, Inc. ("Forte") to AAP Holdings, Inc. ("Holdings") for the services which Holdings will provide in 1997 to Forte for negotiating and structuring acquisitions and the financing need for such acquisitions on behalf of Forte (the "Acquisition Fees"). The amount of each Acquisition Fee to be paid to Holdings by Forte is one percent (1%) of the "Transaction Price" of each acquisition, and the Acquisition Fee will be paid at the closing of the respective transaction. The "Transaction Price" shall mean the aggregate amount paid by Forte (or its affiliate) for the acquisition in the form of cash, stock, stock options, and/or warrants, debt instruments, and other liabilities assumed by the acquiring entity including, but not limited to, accounts payable, accrued liabilities, bank financing, and other forms of indebtedness.

The obligation of Forte to use the acquisition services offered by Holdings will expire on December 31, 1997 unless Forte and Holdings agree in writing to extend this Agreement beyond that date. All Acquisition Fees which have not been paid by that time will be due and payable on December 31, 1997, except for Acquisition Fees relating to transactions in progress at the end of 1997 which close after December 31, 1997. With respect to those transactions, the Acquisition Fee will be paid in 1998 when those acquisitions are completed.

After you have had the opportunity to review the contents of this letter, please contact me if you have any questions or comments. If not, please acknowledge your acceptance of this understanding and agreement by signing both copies of this letter where indicated below. One copy is to be retained by you for your files and the other copy returned to me for our files.

                                             Very truly yours,

                                             AAP HOLDINGS, INC.

                                             /s/ GEORGE S. HOFMEISTER
                                             ------------------------------
                                             George S. Hofmeister, Chairman

AGREED TO AND ACCEPTED BY
FORTE EASY COMPUTER, INC.

By: /s/ FRANK AMEDIA
   ----------------------------
        Frank Amedia, President


Date: December 18, 1996